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                                                                   EXHIBIT 15.1

           AWARENESS LETTER--UNAUDITED INTERIM FINANCIAL INFORMATION

Cross Timbers Oil Company
Fort Worth, Texas

  We have made a review, in accordance with standard established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Cross Timbers Oil Company (the "Company") for the periods ended March 31, June 30, and September 30, 1997, as indicated in our reports dated April 23, July 24, and October 24, 1997, respectively. Because we did not perform an audit, we expressed no opinion on that information.

  We are aware that our reports referred to above, which were included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, are being incorporated by reference in this Registration Statement on Form S-3.

  We also are aware that the aforementioned reports, pursuant to Rule 436 under the Securities Act of 1993, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Arthur Andersen LLP

Fort Worth, Texas
February 25, 1998